Exhibit 3.39

Number: BC0771090

CERTIFICATE

OF

INCORPORATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that 0771090 B.C. LTD. was incorporated under the Business Corporations Act on October 6, 2006 at 09:47 AM Pacific Time.

Issued under my hand at Victoria, British Columbia On October 6, 2006

RON TOWNSHEND
Registrar of Companies
Province of British Columbia
Canada

Ministry of Finance Corporate and Personal Property Registries www.corporateonline.gov.gc.ca	Mailing Address: PO Box 9431 Stn Prov Govt. Victoria BC V8W 9V3	Location: 2nd Floor - 940 Blanshard St. Victoria BC 250 356-8626

Incorporation Application FORM 1 BUSINESS CORPORATIONS ACT Section 10	CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

RON TOWNSHEND
October 6, 2006

FILING DETAILS:	Incorporation Application for:
0771090 B.C. LTD.

Incorporation Number: BC0771090

Filed Date and Time:	October 6, 2006 09:47 AM Pacific Time

Recognition Date and Time:	Incorporated on October 6, 2006 09:47 AM Pacific Time

INCORPORATION APPLICATION

Name Reservation Number:	Name Reserved:

N/A	The company is to be incorporated with a name created by adding “B.C. LTD” after the incorporation number.

INCORPORATION EFFECTIVE DATE:

The incorporation is to take effect at the time that this application is filed with the Registrar.

INCORPORATOR INFORMATION

Last Name, First Name, Middle Name:	Mailing Address:
Davies, Philip H.	1200 - 855 SECOND STREET S.W.
CALGARY AB T2P 4Z5
CANADA

COMPLETING PARTY

First Name, First Name, Middle Name: McCormack, Janet	Mailing Address: SUITE 2600, THREE BENTALL CENTRE 595 BURRARD STREET, PO BOX 49314 VANCOUVER BC V7K 2A4 CANADA

Completing Party Statement

I, Janet McCormack, the completing party, have examined the articles and the incorporation agreement applicable to the company that is to be incorporated by the filing of the Incorporation Application and confirm that:

a)                   the Articles and the Incorporation Agreement both contain a signature line for each person identified as an incorporator in the Incorporation Application with the name of that person set out legibly under the signature lines,

b)                  an original signature has been placed on each of those signature lines, and

c)                   I have no reason to believe that the signature placed on a signature line is not the signature of the person whose name is set out under that signature line.

NOTICE OF ARTICLES

Name of Company:

0771090 B.C. LTD.

REGISTERED OFFICE INFORMATION

Mailing Address: SUITE 2600, THREE BENTALL CENTRE PO BOX 49314, 595 BURRARD STREET VANCOUVER BC V7X 1L3 CANADA	Delivery Address: SUITE 2600, THREE BENTALL CENTRE PO BOX 49314, 595 BURRARD STREET VANCOUVER BC V7X 1L3 CANADA

RECORDS OFFICE INFORMATION

Mailing Address: SUITE 2600, THREE BENTALL CENTRE PO BOX 49314, 595 BURRARD STREET VANCOUVER BC V7X 1L3 CANADA	Delivery Address: SUITE 2600, THREE BENTALL CENTRE PO BOX 49314, 595 BURRARD STREET VANCOUVER BC V7X 1L3 CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

Pope, David

Mailing Address: 1200 - 855 SECOND STREET S.W. CALGARY AB T2P 4Z5 CANADA	Delivery Address: 1200 - 855 SECOND STREET S.W. CALGARY AB T2P 4Z5 CANADA

Last Name, First Name, Middle Name:

Davies, Phillip H.

Mailing Address: 1200 - 855 SECOND STREET S.W. CALGARY AB T2P 4Z5 CANADA	Delivery Address: 1200 - 855 SECOND STREET S.W. CALGARY AB T2P 4Z5 CANADA

AUTHORIZED SHARE STRUCTURE

1. No Maximum	Class “A” Common Shares	Without Par Value Without Special Rights or Restrictions attached

Ministry of Finance Corporate and Personal Property Registries www.corporateonline.gov.gc.ca	INCORPORATION APPLICATION FORM 1 - BC COMPANY Section 10 Business Corporations Act

Telephone: 250 356 - 8626

DO NOT MAIL THIS FORM to the Corporate and Personal Property Registries unless you are instructed to do so by registry staff. The Regulation under the Business Corporations Act requires the electronic version of this form to be filed on the Internet at www.corporateonline.gov.bc.ca

Freedom of Information and Protection of Privacy Act (FIPPA)

The personal information requested on this form is made available to the public under the authority of the Business Corporations Act. Questions about how the FIPPA applies to this personal information can be directed to the Administrative Assistant of the Corporate and Personal Property Registries at 250 356-1198, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

A.	NAME OF COMPANY — Choose one of the following:

	☐	The name is the name reserved for the company to be incorporated. The name reservation number is
OR
	☒	The company is to be incorporated with a name created by adding “B.C. Ltd.” after the incorporation number of the company.

B.	INCORPORATION EFFECTIVE DATE — Choose one of the following:

	☒	The incorporation is to take effect at the time that this application is filed with the registrar.

	☐	The incorporation is to take effect at 12:01 a.m. Pacific Time on being a date that is not more than ten days after the date of this application.

	☐	The incorporation is to take effect at ☐ a.m. or ☐ p.m. Pacific Time on being a date and time that is not more than ten days after the date of the filing of this application.

C.	INCORPORATION NAME(S) AND MAILING ADDRESS(ES)

If an incorporation is a corporation or a firm, enter the full name of the corporation or firm. Attach an additional sheet if more space is required.

CORPORATION OR FIRM NAME OR			MAILING ADDRESS INCLUDING
LAST NAME	FIRST NAME	MIDDLE NAME	PROVINCE/STATE, COUNTRY AND POSTAL/ZIP CODE
1200 - 855 Second Street S.W. Calgary, Alberta T2P 4Z5

D.	COMPLETING PARTY - The completing party must be an individual, not a corporation or firm.

LAST NAME	FIRST NAME	MIDDLE NAME

McCormack, Janet

E.	MAILING ADDRESS OF COMPLETING PARTY INCLUDING PROVINCE/STATE, COUNTRY AND POSTAL/ZIP CODE

Suite 2600, Three Bentall Centre, P.O. Box 49314, 595 Burrard Street, Vancouver, BC V7X 1L3

Rev. 2005/3/2

FORM 1 — Leitch Systems Design Inc. — Approved July 4, 2005

Adapted and reprinted with permission of the Province of British Columbia — © 2004

1

F.	COMPLETING PARTY STATEMENT

FIRST NAME	MIDDLE NAME	LAST NAME

I, Janet McCormack,

The completing party, have examined the Articles and Incorporation Agreement applicable to the company that is to be incorporation by the filing of this Incorporation Application and confirm that:

(a)          the Articles and Incorporation Agreement both contain a signature line for each person indentified as an incorporator in the Incorporation Application with the name of that person set out legibly under the signature line,

(b)         an original signature has been placed on each of those signature lines, and

(c)          I have no reason to believe that the signature placed on a signature line is not the signature of the person whose name is set out under that signature line.

NAME OF COMPLETING PARTY	SIGNATURE OF COMPLETING PARTY	DATE SIGNED YYYY / MM /DD

2006/10/05
Janet McCormack	X/s/ Janet McCormak

2

NOTICE OF ARTICLES

A.	NAME OF COMPANY

Set out the name of the company as set out in Item A of the Incorporation Application.
B.C. Ltd.

B.	TRANSLATION OF COMPANY NAME

Set out every translation of the company name that the company intends to use outside of Canada

C.	DIRECTOR NAME(S) AND ADDRESS(ES)

Set out the full name, delivery address and mailing address (if different) of every director of the Company.  The director may elect to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9:00 a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual’s residence.  The delivery address must not be a post office box.  Attach an additional sheet if more space is required.

LAST NAME	FIRST NAME	MIDDLE NAME	DELIVERY ADDRESS INCLUDING PROVINCE/STATE, COUNTRY AND POSTAL/ZIP CODE	MAILING ADDRESS INCLUDING PROVINCE/STATE, COUNTRY AND POSTAL/ZIP CODE
Pope, David			1200 - 855 Second Street S.W. Calgary, Alberta T2P 4Z	1200 - 855 Second Street S.W. Calgary, Alberta T2P 4Z
Davies, Phillip H.			1200 - 855 Second Street S.W. Calgary, Alberta T2P 4Z	1200 - 855 Second Street S.W. Calgary, Alberta T2P 4Z

D.	REGISTERED OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY’S REGISTERED OFFICE (INCLUDING BC and POSTAL CODE)
Suite 2600, Three Bentrall Centre, P.O. Box 49314, 595 Burrard Street, Vancouver, BC V7X 1L3

MAILING ADDRESS OF THE COMPANY’S REGISTERED OFFICE (INCLUDING BC and POSTAL CODE)
Suite 2600, Three Bentrall Centre, P.O. Box 49314, 595 Burrard Street, Vancouver, BC V7X 1L3

E.	RECORDS OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY’S RECORDS OFFICE (INCLUDING BC and POSTAL CODE)
Suite 2600, Three Bentrall Centre, P.O. Box 49314, 595 Burrard Street, Vancouver, BC V7X 1L3

MAILING ADDRESS OF THE COMPANY’S RECORDS OFFICE (INCLUDING BC and POSTAL CODE)
Suite 2600, Three Bentrall Centre, P.O. Box 49314, 595 Burrard Street, Vancouver, BC V7X 1L3

F.	AUTHORIZED SHARE STRUCTURE

	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number	Kind of shares of this class or series of shares		Are there special rights or restrictions attached to the shares of this class or series of shares?
Identifying name of class or series of shares	MAXIMUM NUMBER OF SHARES AUTHORIZED OR “NO MAXIMUM NUMBER”	PAR VALUE OR WITHOUT PAR VALUE	TYPE OF CURRENCY	YES/NO
Class “A” Common	no maximum number	without par value	n/a	No

Rev. 2005/3/2

FORM 1 — Leitch Systems Design Inc. — Approved July 4, 2005

Adapted and reprinted with permission of the Province of British Columbia — © 2004

1